UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2019

LIQUIDIA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38601	20-1926605
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

419 Davis Drive, Suite 100, Morrisville, North Carolina	27560
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 328-4400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	LQDA	Nasdaq Capital Market

Item 8.01              Other Events.

On May 14, 2019, Liquidia Technologies, Inc., a Delaware corporation (the “Company”), announced that Nicholas Hill, MD, Chief Pulmonary, Critical Care & Sleep Division, Professor of Medicine at Tufts University School of Medicine, and INSPIRE Principal Investigator, will present a poster highlighting data from the Company’s Phase 3 INSPIRE trial of LIQ861 for the treatment of pulmonary arterial hypertension at the ATS International Conference in Dallas, Texas. The poster will include data on tolerability of LIQ861 and selected exploratory endpoints at two months of treatment, split by New York Heart Association Functional Class.

A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01              Financial Statements and Exhibits.

(d)

Exhibit No.	Exhibit

99.1	Press Release of Liquidia Technologies, Inc., dated May 14, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 14, 2019	Liquidia Technologies, Inc.

	By:	/s/ Timothy Albury
		Name:	Timothy Albury
		Title:	Interim Chief Financial Officer